Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-33730) and in the Registration Statements on Form S-8 (File Nos. 333-75487, 333-91589, 333-94327, and 333-100515) of MetroCorp Bancshares, Inc. of our report dated March 12, 2004, except for Note 2 for which the date is August 26, 2004, relating to the consolidated financial statements for the year ended December 31, 2003 and 2002, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 26, 2004